UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒       Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Russell Investments Exchange Traded Funds

Special Meeting of Shareholders - November 24, 2026

Please Vote Today

Dear Shareholder:

The Special Meeting of Shareholders to be held on November 24, 2026, is quickly approaching, and our records indicate that we have not yet received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS

Voting now helps minimize additional costs to the funds, avoids additional mailings,

and eliminates phone calls to shareholders.

The Proxy Statement we sent you contains important information regarding the proposals that you and other shareholders are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the Funds’ proxy solicitor, toll-free at 1-877-816-8601.

Please vote using one of the following options:

VOTE WITH A LIVE AGENT Call 1-877-816-8601 with any questions. Specialists can assist with voting. Available Monday-Friday from 9 a.m. – 11 p.m. and Saturday 12 p.m. – 6 p.m. ET

VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the on-screen instructions.

VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the recorded instructions.

VOTE BY MAIL Complete, sign and date the proxy card and then return it in the enclosed postage-paid envelope.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation, and you may disregard this notice.

PO Box 43131

Providence, RI 02940-3131

ACTION REQUESTED

Reference Number:

Re: Your investment in Russell Investments Exchange Traded Funds

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in one or more funds of Russell Investments Exchange Traded Funds. This matter relates to important operating initiatives for the funds that require your response.

Please contact us toll-free at 1-877-568-9857 between 10:00 a.m. and 11:00 p.m. EST, Monday through Thursday, between 10:00 a.m. and 5:00 p.m. EST on Friday and between 12:00 p.m. and 6:00 p.m. EST on Saturday. The call will only take a few moments of your time.

At the time of the call, please use the Reference Number listed above. You will not be asked to provide any confidential information, and your call will be recorded for your protection.

Thank you in advance for your prompt attention to this matter.